As filed with the Securities and Exchange Commission on May 25, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CANO PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0635673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Cano Petroleum, Inc. 2005 Long-Term Incentive Plan

S. Jeffrey Johnson
Chief Executive Officer
Cano Petroleum, Inc.
801 Cherry Street, Suite 3200
Fort Worth, Texas 76102

(Name and address of agent for service)

(817) 698-0900

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.0001 par value	2,500,000	(3)	$5.01	$12,525,000	$385.00

(1)             Plus such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)             The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act, based upon the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange on May 22, 2007.

(3)             Consists of 2,500,000 shares of common stock authorized for issuance pursuant to the Cano Petroleum, Inc. 2005 Long-Term Incentive Plan which is in addition to the 1,000,000 shares previously authorized under the 2005 Long-Term Incentive Plan and previously registered on Form S-8 (SEC No. 333 – 132595).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Cano Petroleum, Inc. 2005 Long-Term Incentive Plan, as amended (the “Plan”), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the instructions to Part I of Form S-8 such documents will not be filed with the Securities and Exchange Commission (the “Commission”).  These documents and the documents incorporated by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Cano Petroleum, Inc. (“Cano”) hereby incorporates herein by reference the following documents previously filed with the Commission:

(i)                                     Cano’s Annual Report on Form 10-KSB for the year ended June 30, 2006, filed with the Commission on September 25, 2006;

(ii)                                  Cano’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the Commission on November 14, 2006;

(iii)                               Cano’s Amended Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2006, filed with the Commission on December 26, 2006;

(iv)                              Cano’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, filed with the Commission on February 9, 2007;

(v)                                 Cano’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the Commission on May 9, 2007;

(vi)                              Cano’s current reports on Form 8-K filed with the Commission on July 7, 2006 (with regard to Items 1.01, 2.03, 3.03, and 9.01), July 12, 2006, July 18, 2006, August 17, 2006, August 29, 2006, August 30, 2006, September 7, 2006 (with regard to Items 2.03, 3.03, 5.03 and 9.01), September 12, 2006, October 2, 2006 (with regard to Item 8.01), November 9, 2006, January 4, 2007, February 1, 2007, March 2, 2007, March 12, 2007, March 14, 2007, April 2, 2007 (with regard to Item 2.03), April 4, 2007; May 1, 2007; May 17, 2007; and May 25, 2007;

(vii)                           Cano’s current report on Form 8-K filed with the SEC on March 29, 2007, containing a description of Cano’s capital stock; and

(viii)                        Cano’s amended current reports on Form 8-K/A filed with the SEC on July 14, 2006 and August 31, 2006.

All documents subsequently filed by Cano with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed.  Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

(i)    Cano’s Certificate of Incorporation (the “Certificate of Incorporation”), in accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware (“Delaware Code”), provides that no director of Cano will be personally liable to Cano or any of its stockholders or to other security holders for monetary damages arising from the director’s breach of fiduciary duty as a director.  However, this does not apply with respect to liability for monetary damages for (i) any breach of his duty of loyalty to Cano or its stockholders or to other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by the Delaware Code; or (iv) any transaction for which such director derived an improper personal benefit.

The Bylaws of Cano (“Bylaws”) provide that Cano shall indemnify its directors or officers, former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which Cano owns shares of capital stock or of which it is a creditor and the personal representatives of all such persons, against expenses actually and necessarily incurred in connection with the defense of any action, suit, or proceeding in which they, or any of them, were made parties, or a party, by reason of being or having been directors or officers or a director or officer of Cano, or of such other corporation, except in relation to matters as to which any such director or officer or person shall have been adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of any duty owned to the Corporation.  Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, independently of the Bylaws, by law, under any Bylaw agreement, vote of stockholders, or otherwise to the fullest extent permitted by the Delaware Code.

Pursuant to the provisions of Section 145 of the Delaware Code, Cano has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Cano) by reason of the fact that he is or was a director, officer, employee, or agent of Cano, or is or was serving at the request of Cano as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding, provided, however, that Cano shall indemnify any such person in connection with an action, suit or proceeding stated above and initiated by such person only if such action, suit or proceeding was authorized by Cano’s board of directors.  The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of Cano and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The power to indemnify applies to actions brought by or in the right of Cano to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted under similar standards, except that in such actions no indemnification shall be made in the event of any adjudication of liability unless and only to the extent that the Court of Chancery or court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

To the extent a present or former director or officer of Cano has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Cano pursuant to the foregoing provisions, Cano has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

(ii)   Cano has purchased a directors & officers insurance policy on behalf of its directors.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description
4.1

Registration Rights Agreement by and between Cano Petroleum, Inc. and Miles O’Loughlin dated November 29, 2005, incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K filed on December 5, 2005.

4.2

Registration Rights Agreement by and between Cano Petroleum, Inc. and Scott White dated November 29, 2005, incorporated by reference from Exhibit 4.2 to Current Report on Form 8-K filed on December 5, 2005.

4.3

Amendment No. One to the Registration Rights Agreement by and between Cano Petroleum, Inc. and Estate of Miles O’Loughlin dated May 13, 2006 and effective as of November 29, 2005 incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K filed on May 15, 2006.

4.4

Amendment No. One to the Registration Rights Agreement by and between Cano Petroleum, Inc. and Scott White dated May 13, 2006 and effective as of November 29, 2005 incorporated by reference from Exhibit 4.2 to Current Report on Form 8-K filed on May 15, 2006.

4.5

Registration Rights Agreement dated August 25, 2006 by and among Cano Petroleum, Inc. and the Buyers listed therein, incorporated by reference from Exhibit 4.1 to Amendment to Current Report on Form 8-K/A filed on August 31, 2006.

5.1*	Opinion and Consent of Haynes and Boone, LLP.

23.1	Consent of Haynes and Boone, LLP (Included in Exhibit 5.1).

23.2*	Consent of Hein & Associates LLP.

23.3*	Consent of Forrest A. Garb & Associates, Inc.

24.1*	Powers of Attorney (included on signature page to this registration statement).

*                    Each document marked with an asterisk is filed herewith.

Item 9.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 25th day of May, 2007.

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chief Executive Officer and
Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Cano Petroleum, Inc., a Delaware corporation, do hereby constitute and appoint S. Jeffrey Johnson and Morris B. Smith, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this registration statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this registration statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.  The Power of Attorney may be signed in several counterparts.

Signature	Title	Date

/s/ S. Jeffrey Johnson	Chief Executive Officer and	May 25, 2007
S. Jeffrey Johnson	Chairman of the Board

/s/ Donnie D. Dent	Director	May 25, 2007
Donnie D. Dent

/s/ Gerald W. Haddock	Director	May 25, 2007
Gerald W. Haddock

/s/ Randall Boyd	Director	May 25, 2007
Randall Boyd

/s/ Dr. Jim Underwood	Director	May 25, 2007
Dr. Jim Underwood

/s/ Donald W. Niemiec	Director	May 25, 2007
Donald W. Niemiec

/s/ Robert L. Gaudin	Director	May 25, 2007
Robert L. Gaudin

/s/ William O. Powell, III	Director	May 25, 2007
William O. Powell, III

/s/ Morris B. Smith	Senior Vice President and	May 25, 2007
Morris B. Smith	Chief Financial Officer

/s/ Michael J. Ricketts	Vice President and	May 25, 2007
Michael J. Ricketts	Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1

Registration Rights Agreement by and between Cano Petroleum, Inc. and Miles O’Loughlin dated November 29, 2005, incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K filed on December 5, 2005.

4.2

Registration Rights Agreement by and between Cano Petroleum, Inc. and Scott White dated November 29, 2005, incorporated by reference from Exhibit 4.2 to Current Report on Form 8-K filed on December 5, 2005.

4.3

Amendment No. One to the Registration Rights Agreement by and between Cano Petroleum, Inc. and Estate of Miles O’Loughlin dated May 13, 2006 and effective as of November 29, 2005 incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K filed on May 15, 2006.

4.4

Amendment No. One to the Registration Rights Agreement by and between Cano Petroleum, Inc. and Scott White dated May 13, 2006 and effective as of November 29, 2005 incorporated by reference from Exhibit 4.2 to Current Report on Form 8-K filed on May 15, 2006.

4.5

Registration Rights Agreement dated August 25, 2006 by and among Cano Petroleum, Inc. and the Buyers listed therein, incorporated by reference from Exhibit 4.1 to Amendment to Current Report on Form 8-K/A filed on August 31, 2006.

5.1*	Opinion and Consent of Haynes and Boone, LLP.

23.1	Consent of Haynes and Boone, LLP (Included in Exhibit 5.1).

23.2*	Consent of Hein & Associates LLP.

23.3*	Consent of Forrest A. Garb & Associates, Inc.

24.1*	Powers of Attorney (included on signature page to this registration statement).

*      Each document marked with an asterisk is filed herewith.